UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2014

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434

(Address of principal executive offices) (Zip Code)

978-289-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, on December 20, 2013, Dynamics Research Corporation, a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Engility Corporation, a Delaware corporation (“Engility”) and wholly owned subsidiary of Engility Holdings, Inc., a Delaware corporation (“Holdings”), and Engility Solutions, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Engility (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.10 par value per share, of the Company (the “Shares”) at a price per share of $11.50 (the “Offer Price”), in cash and without interest thereon, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 30, 2013, and the related Letter of Transmittal.

On January 29, 2014, Holdings announced the results of the Offer, which expired at 12:00 midnight, New York City time, on January 28, 2014 (the “Expiration Date”). The depositary for the Offer advised that a total of 9,025,528 Shares were validly tendered and not validly withdrawn in the Offer, which represented approximately 86% of the outstanding Shares as of the Expiration Date and notices of guaranteed delivery were delivered with respect to approximately 126,106 Shares as of the Expiration Date. On January 29, 2014, Merger Sub (i) accepted for payment all Shares validly tendered and not properly withdrawn prior to the Expiration Date and (ii) exercised its “Top-Up Option” (as described below) to purchase additional Shares in order to facilitate completion of the Merger (as defined below) pursuant to Section 11.05 of the Massachusetts Business Corporation Act (the “MBCA”).

As a result of the consummation of the Offer and the exercise of the Top-Up Option, Merger Sub became the owner of more than 90% of the outstanding Shares, and on January 31, 2014, Engility and Merger Sub consummated the merger of Merger Sub with and into the Company under the “short-form” merger procedures of Section 11.05 of the MBCA. At the effective time of the merger (the “Effective Time”), the Company became a wholly owned subsidiary of Engility (the “Merger”) and each Share not acquired in the Offer (other than (i) Shares owned by Engility, Merger Sub or any of their direct or indirect wholly-owned subsidiaries, (ii) Shares owned by the Company or any of its wholly-owned subsidiaries and (iii) Shares held by shareholders who properly exercise appraisal rights under Massachusetts law, if any) was cancelled and converted into the right to receive the Offer Price.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.02, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2014, Holdings and Engility entered into a First Amendment to the Credit Agreement among the Company, Engility, the subsidiary guarantors party thereto, Bank of America, N.A. (as administrative agent, swing line lender and letter of credit issuer) and each of the lenders listed on the signature pages thereto (the “First Amendment”). The First Amendment provides for $150,000,000 in incremental senior secured credit facilities (the “Incremental Senior Credit Facilities”) subject to the terms of the First Amendment and comprised of:

•	an incremental term loan facility of up to $75,000,000 (the “Incremental Term Loan Facility”) incurred pursuant to and in accordance with the existing credit agreement by and among the Holdings, Engility, Bank of America, N.A., as administrative agent, and each of the several lenders from time to time party thereto, dated August 9, 2013 (the “Existing Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”); and

•	an incremental revolving credit facility of up to $75,000,000 (the “Incremental Revolving Credit Facility”) to be incurred pursuant to and in accordance with the Existing Credit Agreement.

A portion of the proceeds of the Incremental Senior Credit Facilities were used to pay a portion of the Offer Price for the Shares accepted for payment upon the expiration of the offering period of the Offer and to repay debt of the Company. In connection with the entry by Holdings and Engility into the First Amendment, the Company entered into an Assumption Agreement to the Guarantee and Collateral Agreement, dated January 31, 2014 (the “Assumption Agreement to the Guarantee and Collateral Agreement”) with the Administrative Agent, pursuant to which the Company has guaranteed the obligations of Engility under the Credit Agreement and granted, for the benefit of the lenders under the Credit Agreement, a first priority security interest in substantially all of its assets.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2014, in connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was suspended as of the close of trading on January 31, 2014. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act be suspended.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In order to complete the Merger, on January 29, 2014, pursuant to the Merger Agreement, Merger Sub exercised its irrevocable option (the “Top-Up Option”) to purchase the number of Shares equal to the number of Shares that, when added to the number of Shares owned by Parent, Merger Sub or any other subsidiary of Parent at the time of such exercise, constituted at least one Share more than 90% of the fully diluted Shares then outstanding (after giving effect to the issuance of the Top-Up Shares). On January 29, 2014, the Company issued 4,671,646 Shares (the “Top-Up Shares”) to Purchaser, at a price of $11.50 per Share, for an aggregate purchase price of $53,723,929. Purchaser paid for the Top-Up Shares by delivery of cash equal to the aggregate par value of the Top-Up Shares and a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the acceptance for payment of Shares in the Offer on January 29, 2014 (the “Acceptance Time”), a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Engility. The information set forth in the Introductory Note and Items 2.01, 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

The total amount of consideration payable in connection with the Offer and the Merger (excluding the payment for the Top-Up Shares) was approximately $121,295,388. The funds used to consummate the Offer and the Merger (other than funds used for the payment of the Top-Up shares) were provided by Holdings from its existing cash balances and cash proceeds from the $150 million Incremental Senior Credit Facilities from Bank of America, N.A. and certain other lenders party thereto.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Engility, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of Effective Time, John S. Anderegg, Jr., Gen. George T. Babbitt, Jr., Lt. Gen. Charles P. McCausland, James P. Regan, Nickolas Stavropoulos, Richard G. Tennant and W. Scott Thompson resigned as members of the board of directors of the Company, and Michael J. Alber and Thomas O. Miiller, each of whom was designated by Engility, were appointed to fill the vacancies left by such resignations.

Effective as of the Effective Time, James P. Regan resigned as President and Chief Executive Officer of the Company and Helen E. Tsingos resigned Corporate Secretary of the Company. In addition, effective as of the Effective Time, Anthony Smeraglinolo was appointed as President and Chief Executive Officer, Michael J. Alber was appointed as Executive Vice President, Finance and Thomas O. Miiller was appointed as Corporate Secretary.

The other information required by Item 5.02 of Form 8-K is contained in the Company’s Solicitation/Recommendation on Schedule 14D-9 originally filed by the Company with the SEC on December 30, 2013, including the Information Statement comprising Annex I thereto, and such information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the Effective Time, the Company’s articles of organization were amended to, among other things, reduce the number of authorized shares. In addition, at the Effective Time, and the Company’s by-laws were amended and restated in their entirety. The amendments to the articles of organization of the Company are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The second amended and restated by-laws of the Company is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendments to the Articles of Organization of Dynamics Research Corporation

3.2	Second Amended and Restated By-Laws of Dynamics Research Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

By:	/s/ Jon Brooks
Jon Brooks
Assistant Secretary

February 3, 2014

Exhibit Index

Exhibit Number	Exhibit Name	Location

3.1	Amendments to the Articles of Organization of Dynamics Research Corporation	Filed herewith.

3.2	Second Amended and Restated By-Laws of Dynamics Research Corporation	Filed herewith.